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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Amdocs Limited of our report dated October 15, 1999, related to the consolidated financial statements of Solect Technology Group Inc. included in Amendment No. 1 to the Report of Foreign Private Issuer on Form 6-K/A of Amdocs Limited filed with the Securities Exchange Commission on June 8, 2000:

     Commission File No.                      Description of Filing
     -------------------                      ---------------------

Form S-8        No. 333-91847       ITDS 1996, 1997, 1998, and 1999 Stock
                                     Incentive Plan
Form S-8        No. 333-92705       1998 Stock Option Incentive Plan
Form S-8        No. 333-31506       1998 Stock Option Incentive Plan, As Amended
Form S-8        No. 333-34104       1999 Stock Option Plan of Solect Technology
                                     Group Inc.



                                                     /s/ Ernst & Young LLP
Toronto, Canada
June 8, 2000